Exhibit 99.2

Second Quarter 2007 Earnings Supplemental Information

Forward-Looking Statements The statements contained in this presentation that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions. Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the Company’s reliance upon a small number of customers for a significant portion of its revenue; competitive factors such as pricing pressures; the Company’s ability to grow its business domestically and internationally by generating greater transaction volumes, acquiring new customers or developing new service offerings; fluctuations in the Company’s quarterly results because of the seasonal nature of the business and other factors outside of the Company’s control; the Company’s ability to identify, execute or effectively integrate acquisitions; increases in the prices charged by telecommunication providers for services used by the Company; the Company’s ability to adapt to changing technology; additional costs related to compliance with the Sarbanes-Oxley Act of 2002, any revised New York Stock Exchange listing standards, Securities and Exchange Commission (SEC) rule changes or other corporate governance issues; and other risk factors described in the Company’s annual report on Form 10-K dated March 16, 2007 as filed with the SEC. The Company expects that subsequent events or developments will cause its views to change. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to August 6, 2007. 1

Financial Services Division (12.8% of Q2 07 Revenues) Private financial data and VoIP networks Telecommunications Services Division (20.3% of Q2 07 Revenues) Call signaling and database access services Q2 07 Revenue $79.4 mm Q2 07 EBITDA $17.3 mm Q2 07 Adj. Earnings $5.7 mm Point-of-Service Division (26.1% of Q2 07 Revenues) Enables optimized transaction delivery between payment processors and ATM or POS terminals International Services Division (40.8% of Q2 07 Revenues) Provides POS, telecommunications and financial services around the world TNS Divisions 2

Second Quarter 2007

Supplemental Information



Q2:07 Financial Overview`

($ in millions except per share amounts)

	Q2 07	Q2 06	% Chg
International Services Division	$ 32.4	$ 25.9	25.1%
Financial Services Division	10.1	8.6	17.3%
Telecommunications Services Division	16.1	16.7	(3.7)%
Point of Sale Division	20.8	21.4	(3.1)%
Total Revenue	$79.4	$72.6	9.2%
Gross Profit	$39.2	$35.5	10.3%
Gross Margin	*49.4%*	*48.9%*	*50BP*
EBITDA Before Stock Comp Expense[1]	$17.3	$13.9	24.4%
Adjusted Earnings[1]	$5.7	$3.6	58.6%
Adjusted Earnings per Share—Diluted[1]	$0.24	$0.15	60.0%
Cash Flow from Operations	$19.4	$10.3	88.4%

1) *Non-GAAP measures. Included in equity in net income (loss) of affiliates for the second quarter of 2007 is a pre-tax gain of $0.6 million arising on the disposal of the company's equity interest in WAY Systems. Included in operating expenses for the second quarter of 2006 is a pre-tax charge of $0.8 million, including a $0.5 million charge for legal expenses incurred by the special committee of our board of directors and a $0.2 million charge for severance. Excluding the second quarter 2007 $0.6 million gain and the second quarter 2006 $0.8 million charge, EBITDA before stock compensation expense was $17.3 million in second quarter 2007 versus $14.7 million in second quarter 2006 and adjusted earnings were $5.3 million, or $0.22 per share versus $4.1 million, or $0.17 per share.*

TNS

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EBITDA1 Calculation ($ in thousands except per share amounts) Q2 07 Q2 06 % Chg Income from operations (GAAP) $3,560 $1,348 164.1% Amortization of intangible assets 5,972 5,346 11.7% Depreciation and amortization of property and equipment 5,433 5,346 1.6% Stock compensation expense 2,323 1,854 25.3% EBITDA before stock compensation expense $17,288 $13,894 24.4% 4 (1) Non-GAAP measure. EBITDA before stock compensation expense for the second quarter of 2006 was $14.7 million excluding the $0.8 million pre-tax charge.

Adjusted Earnings1 Calculation ($ in thousands except per share amounts) Q2 07 Q2 06 % Chg Income before income taxes $259 $(462) NMF and equity in net loss of unconsolidated affiliate (GAAP) Equity in net loss of affiliate 563 (924) NMF Amortization of intangible assets 5,972 5,346 11.7% Other debt-related costs(2) 102 -- NMF Stock compensation expense 2,323 1,854 25.3% Adjusted Earnings Before Taxes 9,219 5,814 58.6% Income tax provision at 38% 3,503 2,209 58.6% Adjusted Earnings (1) $5,716 $3,605 58.6% Weighted average shares diluted 24,219,660 24,199,346 0.3% Adjusted Earnings Per Share (1) $0.24 $0.15 58.2% 5 (1) Non-GAAP measures. Excluding the $0.6 million pre-tax gain, adjusted earnings for the second quarter of 2007 was $5.3 million, or $0.22 per share. Excluding the $0.8 million pre-tax charge, adjusted earnings for the second quarter of 2006 was $4.1 million, or $0.17 per share. (2) Represents non-cash write-off of debt issuance costs associated with early payoff of term debt.

Balance Sheet Highlights (Amounts in millions) Cash and Cash Equivalents $22.9 $ 17.3 Total Current Assets $109.6 $100.3 Current Ratio 1.30x 1.45x Net Property and Equipment $57.0 $ 58.4 Total Assets 399.0 381.7 Long-Term Debt 216.0 121.7 Stockholders’ Equity $84.0 $179.3 Total Debt/Capitalization 72.0% 40.4% Total Liabilities and Equity $399.0 $381.7 Common Shares Outstanding 24.2 24.1 6 Actual 6/30/07 12/31/06

Second Quarter 2007
Supplemental Information



Outlook

($ in millions)

	2007	2006	% Chg
Total Revenue ($ millions)	$316 – $324	$286.2	10-13%
Adjusted Earnings(1)(2) ($ millions)	$22.0 – 24.5	$18.9	16-30%
Adjusted Earnings Per Share – Diluted (1)(2)	$0.90 - $1.00	$0.78	15-28%

	Q3:07	Q3:06	% Chg
Total Revenue ($ millions)	$81 – 84	$73.2	11-15%
Adjusted Earnings(1)(3) ($ millions)	$5.4 – 6.4	$2.4	125-167%
Adjusted Earnings Per Share – Diluted (1)(3)	$0.22 – 0.26	$0.10	120-160%

(1) Non-GAAP measure.

(2) Excluded from expenses in 2006 is $10.7 million in pre-tax charges, including a $5.8 million charge for severance, a $1.3 million charge related to the impairment of one of TNS' equity method investments, and a $1.3 million charge associated with the impairment of vending-related inventory and assets, $1.5 million in fees related to the special committee of our board of directors, $0.5 million in legal fees related to the class action lawsuit and $0.3 million in other legal fees.

(3) Included in operating expenses for the third quarter of 2006 is a pre-tax charge of $4.5 million, including a $3.7 million charge for severance and a $0.7 million charge for expenses incurred by the special committee of TNS' board of directors. Excluding these items adjusted earnings and adjusted earnings per share were $5.2 million and $0.21, respectively.

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